90 c

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Janux Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

10955 Vista Sorrento Parkway, Suite 200

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 26, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Janux Therapeutics, Inc., a Delaware corporation, which will be held virtually over the internet, on Wednesday, June 26, 2024 at 1:30 p.m. Pacific Time. The Annual Meeting is being held for the following purposes:

1.
To elect the three nominees for Class III director named in the accompanying proxy statement to serve for three-year terms until the 2027 Annual Meeting of Stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
3.
To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/JANX prior to the deadline of Tuesday, June 25, 2024 at 5:00 p.m. Eastern Time. You will not be able to attend the Annual Meeting in person.

Our Board of Directors recommends a vote “FOR” for the election of all nominees for Class III director to our Board of Directors and “FOR” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. The accompanying proxy statement contains additional information and should be carefully reviewed by stockholders.

The record date for the Annual Meeting is April 29, 2024. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,

/s/ David Campbell, Ph.D.
David Campbell, Ph.D. President and Chief Executive Officer

San Diego, California

April 29, 2024

You are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting, you are urged to cast your vote as soon as possible. You may vote your shares via the internet or via a toll-free telephone number by following the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card. In addition, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. Submitting a proxy card will not prevent you from attending the Annual Meeting and voting at the Annual Meeting if you so desire. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

10955 Vista Sorrento Parkway, Suite 200

San Diego, California 92130

PROXY STATEMENT

FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 26, 2024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

We have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Janux Therapeutics, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Janux”) is soliciting your proxy to vote at the 2024 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting (the “Annual Meeting”). Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent the Notice to our stockholders of record. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second notice, on or after May 10, 2024.

What is the format of the Annual Meeting?

The Annual Meeting will be held in a virtual meeting format only with no physical in person meeting. A summary of the information you need to attend the Annual Meeting is provided below:

•
To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/JANX prior to the deadline of Tuesday, June 25, 2024 at 5:00 p.m. Eastern Time and provide the control number as set forth in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/JANX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.
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Any stockholder may listen to the Annual Meeting and participate live via webcast at www.proxydocs.com/JANX. The webcast will begin at 1:30 p.m. Pacific Time on June 26, 2024.
•
To enter the Annual Meeting, please have your control number which is available on your Notice, your proxy card or the instructions that accompanied your proxy materials.

•
Instructions on how to connect to and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/JANX.

Can I attend the Annual Meeting?

We will be hosting the Annual Meeting via live webcast on the internet. You will not be able to attend the Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the internet at www.proxydocs.com/JANX. The webcast will start at 1:30 p.m. Pacific Time on June 26, 2024. Stockholders may vote and submit questions while connected to the Annual Meeting on the internet.

What do I need to be able to participate in the Annual Meeting online?

To participate, vote or submit questions during the Annual Meeting via live webcast, you must register in advance at www.proxydocs.com/JANX prior to the deadline of Tuesday, June 25, 2024 at 5:00 p.m. Eastern Time and provide the control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxydocs.com/JANX. Upon completing your registration, you will receive further instructions via email, including unique links to access the Annual Meeting and to submit questions in advance of the Annual Meeting.

You will need the control number included on your Notice, your proxy card or the instructions that accompanied your proxy materials to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect and participate in the Annual Meeting via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxydocs.com/JANX.

Will a list of record stockholders as of the record date be available?

For the ten days ending the day prior to the Annual Meeting, a list of our record stockholders as of the close of business on the record date will be available for examination by any stockholder of record for a legally valid purpose at our corporate headquarters during regular business hours. To access the list of record stockholders, stockholders should email investors@januxrx.com.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 29, 2024 will be entitled to vote at the Annual Meeting. On this record date, there were 51,850,667 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 29, 2024 your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, or vote by proxy over the telephone or on the internet as instructed below, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 29, 2024 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account(s). You are also invited to attend the Annual Meeting by registering in advance at www.proxydocs.com/JANX. However, since you are not the stockholder of record, you may be required to obtain a valid proxy from your broker or other agent in order to vote your shares at the Annual Meeting. Follow the instructions you receive from your brokerage firm, bank, dealer, or other similar organization.

What am I voting on?

There are two matters scheduled for a vote:

•
Election of the three nominees for Class III director named in this proxy statement to serve for three-year terms until the 2027 Annual Meeting of Stockholders (Proposal 1).
•
Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 2).

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, the election of directors, you may either vote “For” all of the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For Proposal 2, you may vote “For” or “Against” or you may abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet, or vote by proxy using the proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.

•
To vote during the Annual Meeting, follow the instructions posted at www.proxydocs.com/JANX. You must register in advance at www.proxydocs.com/JANX prior to the deadline of Tuesday, June 25, 2024 at 5:00 p.m. Eastern Time to be able to vote during the Annual Meeting.
•
To vote over the telephone, dial toll-free (866) 428-0096 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your telephone vote must be received by 11:59 p.m. Pacific Time on June 25, 2024 to be counted.
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To vote through the internet, go to www.proxypush.com/JANX to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice or the proxy card that we may deliver. Your internet vote must be received by 11:59 p.m. Pacific Time on June 25, 2024 to be counted.
•
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from

Janux. Simply follow the voting instructions in the Notice to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker, bank, or other agent. To vote at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials, or contact that organization to request a proxy form, and you also must register in advance at www.proxydocs.com/JANX prior to the deadline of Tuesday, June 25, 2024 at 5:00 p.m. Eastern Time.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 29, 2024.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, through the internet, or at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered “routine,” but not with respect to “non-routine” matters. Under the relevant rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal 1 but may vote your shares on Proposal 2.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all nominees for director named in this proxy statement, and “For” the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130. To be timely, a written notice revoking your proxy must be received by 11:59 p.m. Pacific Time on June 25, 2024.
•
You may attend and vote during the Annual Meeting, which will be hosted via the internet. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank, or other agent with respect to changing your vote.

When are stockholder proposals and director nominations due for the 2025 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 30, 2024, to the attention of our Corporate Secretary at 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130. If you wish to submit a proposal (including a director nomination) at the 2025 Annual Meeting of Stockholders that is not to be included in next year’s proxy materials, your written request must be received by our Corporate Secretary between February 26, 2025 and March 28, 2025. You are also advised to review our Amended and Restated Bylaws (“Bylaws”), which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board’s nominees must provide notice that sets forth any additional information required by Rule 14a-19 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than April 15, 2025.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold,” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.”

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from your broker, bank, or other agent.

How many votes are needed to approve each proposal?

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For the election of directors, the three nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome.
•
To be approved, the ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 must receive “For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter. If you mark your proxy to “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 51,850,667 shares outstanding and entitled to vote. Thus, the holders of at least 25,925,334 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board of Directors currently consists of eight members. There are three directors in Class III, the class whose term of office expires at this Annual Meeting: Vickie Capps, Jay Lichter, Ph.D. and Jake Simson, Ph.D. The three nominees for Class III director were nominated for re-election to the Board of Directors at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board of Directors. If elected at the Annual Meeting, each of these nominees for director would serve for a three-year term until our 2027 Annual Meeting of Stockholders, and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. It is our policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended the 2023 Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, the three nominees receiving the most “For” votes (among votes properly cast at the Annual Meeting or by proxy) will be elected. If no contrary indication is made, shares represented by executed or authenticated proxies will be voted “For” the election of the three nominees named above or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee seeks to assemble a Board of Directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct the Company’s business. The Nominating and Corporate Governance Committee and the Board of Directors also seek to attain diversity and balance among directors of race, gender, geography, thought, viewpoints, and backgrounds. To those ends, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board of Directors’ overall composition, with the goal of recruiting members who complement and strengthen the skills of other members through diversity and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board of Directors. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director/nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board of Directors, and these views may differ from the views of other members.

Nominees for Election for a Three-year Term Expiring at the 2027 Annual Meeting

Vickie Capps, 62, has served as a member of our Board since March 2021. Ms. Capps has also served as a member of the board of directors of Amedisys, Inc., a provider of home health and hospice services, since October 2019, and is the chair of its audit committee and a member of its compensation committee. In addition, Ms. Capps serves as a member of the board of directors of Enable Therapeutics, Inc., a private medical device company, a member of the senior advisory board of Consonance Capital

Partners, a healthcare investment firm, and is also a member of the board of directors of the San Diego State University Research Foundation and a member of its audit committee and its finance and investment committee. Ms. Capps previously served on the board of directors of NuVasive, Inc., a public medical device company, from June 2015 until the closing of its merger with Globus Medical, Inc. in September 2023, of Otonomy, Inc., a public biotechnology company, from March 2014 until February 2023, of Silverback Therapeutics, Inc., a public biotechnology company, from June 2020 until the closing of its merger with ARS Pharmaceuticals, Inc. in November 2022, of Synthorx, Inc., a public biotechnology company, from April 2018 until its sale to Sanofi in January 2020, and of Connecture, Inc., a healthcare IT company, from October 2014 to April 2018. Ms. Capps has also previously served on the boards of directors of several other public and private companies, including OmniGuide Holdings, Inc., RF Surgical Systems, Inc., Eagle Rx, Inc. and SenoRx, Inc. From July 2002 to December 2013, Ms. Capps was the Chief Financial Officer of DJO Global, Inc., a medical device company. Prior to joining DJO Global, Inc., Ms. Capps served as the Chief Financial Officer of several other public and private companies. Earlier in her career, Ms. Capps was a senior audit and accounting professional at Ernst & Young LLP. Ms. Capps is a California Certified Public Accountant and was recognized as a CFO of the Year Honoree by the San Diego Business Journal in 2009 and 2010 and as a Director of the Year Honoree by the Corporate Directors Forum in 2022. Ms. Capps received a B.A. in Business Administration/Accounting from San Diego State University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. Capps’s experience in corporate finance, accounting, operations, investor relations, capital markets and strategic business development provide her with the qualifications and skills to serve as a member of our Board of Directors.

Jay Lichter, Ph.D., 62, has served as a member of our Board since June 2017. Dr. Lichter is currently Chief Executive Officer of Arialys Therapeutics, Inc. and Fortis Therapeutics, Inc., each a private biotechnology company. Since 2007, Dr. Lichter has been a managing director at Avalon Ventures, an early-stage venture capital fund focused on information technology and life sciences. In that role, he led Avalon Venture’s investments in public companies Synthorx, Inc., a biopharmaceutical company (acquired by Sanofi in January 2020), and Aratana Therapeutics, Inc., a pet therapeutics company, and served as a director and Chief Executive Officer for several privately-held biotechnology companies. He previously served on the board of directors of Aratana Therapeutics, Inc. from December 2010 to August 2015, of Synthorx, Inc. from February 2014 until its sale to Sanofi in January 2020, and of Otonomy, Inc. from from May 2008 until February 2023, serving as Chairman of the board of directors from August 2015 until February 2023. Dr. Lichter received a B.A. from the University of Illinois at Urbana-Champaign and a Ph.D. in biochemistry from the University of Illinois at Chicago. He also completed post-doctoral fellowships at Yale University and Du Pont Merck Pharmaceutical Company.

The Nominating and Corporate Governance Committee and the Board of Directors believe Dr. Lichter’s experience in the life sciences industry and the venture capital industry, his leadership and management experience, and his educational background provides him with the qualifications and skills to serve as a member of our Board of Directors.

Jake Simson, Ph.D., 38, has served as a member of our Board since March 2021. Dr. Simson has served as a Partner at RA Capital Management, L.P. ("RA Capital") since December 2020. Previously, Dr. Simson served as an associate, analyst and principal at RA Capital from July 2013 to December 2020. Dr. Simson also serves as a member of the board of directors of Tyra Biosciences, a public biotechnology company, and each of Bicara Therapeutics, Convergent Therapeutics and Septerna, each a private biotechnology company. Dr. Simson received an S.B. in Materials Science and Engineering from the Massachusetts Institute of Technology and a Ph.D. in Biomedical Engineering from the Johns Hopkins University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Simson’s experience in venture capital in the biopharmaceutical industry and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2025 Annual Meeting

David Campbell, Ph.D., 65, is our founder and has served as President and Chief Executive Officer and as a member of our Board since our inception in June 2017. Prior to founding Janux, Dr. Campbell was an Entrepreneur in Residence at Avalon Ventures from March 2013 to December 2019. Dr. Campbell served as the Chief Scientific Officer for Sitari Pharmaceuticals, Inc. from November 2013 through August 2019 and for Iron Horse Therapeutics, Inc. from November 2015 to June 2019. Dr. Campbell served as the President and Chief Executive Officer of Enlibirum from November 2015 through December 2017. Dr. Campbell received a B.S. in Chemistry from Harvey Mudd College and a Ph.D. in Organic Chemistry from Cornell University, and received post-doctoral training under then University of California, Berkeley professor Dr. Peter Schultz.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Campbell’s extensive experience as a senior executive officer of biotechnology companies and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

Ron Barrett, Ph.D., 68, has served as a member of our Board since September 2021. Dr. Barrett also serves as a member of the board of directors of Quadriga Biosciences, a private oncology company. Dr. Barrett served as Executive Chairman of Medikine, Inc. ("Medikine"), a biopharmaceutical company, from January 2023 to July 2023 and previously served as its Chief Executive Officer and Chairman of the board of directors from June 2017 until January 2023, and as its Executive Chair from December 2016 to June 2017. Dr. Barrett was a founder of XenoPort, Inc. (“XenoPort”), a biopharmaceutical company, and served as its Chief Executive Officer from 2001 to October 2015, its Chief Scientific Officer from 1999 to 2001 and as a member of its board of directors from 1999 to October 2015. Prior to XenoPort, Dr. Barrett held various positions at Affymax Research Institute, a drug discovery company now owned by GlaxoSmithKline plc, and Abbott Laboratories, a healthcare company. Dr. Barrett received a B.S. from Bucknell University and a Ph.D. in Pharmacology from Rutgers University.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Barrett’s extensive experience with pharmaceutical and biotechnology companies and his educational background provide him with the qualifications and skills to serve as a member of our Board of Directors.

Winston Kung, 48, has served as a member of our Board since September 2022. Mr. Kung has served as the Chief Financial Officer and Treasurer of ArriVent BioPharma, Inc., a biopharmaceutical company, since January 2024. From December 2017 to January 2024, Mr. Kung served as the Chief Operating Officer and Chief Financial Officer of PMV Pharmaceuticals, Inc., a public precision oncology company. From April 2013 to November 2017, Mr. Kung held multiple positions at Celgene Corporation, a global biopharmaceutical company (acquired by Bristol-Myers Squibb), including Vice President of Business Development and Global Alliances, and Chief Business Officer at Celgene Cellular Therapeutics (a wholly-owned subsidiary of Celgene Corporation). Prior to Celgene, Mr. Kung worked at Citigroup from June 2010 to April 2013 in its Global Healthcare Investment Banking group and at Lehman Brothers (which was subsequently acquired by Barclays) from May 2007 to June 2010 in its Global Mergers and Acquisition Group. From August 2004 to May 2007, Mr. Kung worked at Amgen, a public biopharmaceutical company, as a co-founder of the Alliance Management group, and served as the deal lead on multiple acquisitions as part of the Corporate Development group. Mr. Kung also worked at Genentech Inc., a biotechnology company (acquired by Roche Holding AG), from November 1999 to September 2002 as part of the Business and Corporate Development group. Mr. Kung received a B.A. in Biology and International Relations from Brown University and a M.B.A. from Harvard Business School.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Mr. Kung’s experience in corporate finance, accounting, operations, investor relations, capital markets and strategic business development provide him with the qualifications and skills to serve as a member of our Board of Directors.

Directors Continuing in Office Until the 2026 Annual Meeting

Sheila Gujrathi, M.D., 53, has served as a member of our Board since March 2021. Dr. Gujrathi also serves as Chair of the board of directors for ADARx Pharmaceuticals, Inc., a biopharmaceutical company, as the Chairperson of the board of directors of Immpact Bio, a biopharmaceutical company, and as the Executive Chair of the board of directors of Ventyx Biosciences, a public biopharmaceutical company. She previously served on the board of directors of Turning Point Therapeutics, Inc., a public biopharmaceutical company, from November 2017 to March 2021, and as Chair of the board of directors from April 2019 to March 2021. Dr. Gujrathi also previously served on the board of directors of Five Prime Therapeutics, Inc. (acquired by Amgen, Inc. in April 2021) from December 2015 to June 2019 and Ambrx, Inc. from February 2014 until its acquisition in June 2015. Dr. Gujrathi is a Co-Founder of Gossamer Bio, Inc., a public biopharmaceutical company, and served as President and Chief Executive Officer from July 2018 to November 2020 and as President and Chief Operating Officer from October 2015 to June 2018 and as a member of its board of directors from October 2015 to November 2020. Previously, Dr. Gujrathi was the Chief Medical Officer of Receptos, Inc., a biopharmaceutical company, a position she held from June 2011 until its acquisition by Celgene Corporation in August 2015. Dr. Gujrathi joined Receptos, Inc. from Bristol-Myers Squibb Company ("Bristol-Meyers Squibb"), where she was Vice President of the Global Clinical Research Group in Immunology from 2008 until 2011. Prior to joining Bristol-Myers Squibb, Dr. Gujrathi worked at Genentech, Inc., where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group from 2002 until 2008. From 1999 until 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice, where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. in Biomedical Engineering and an M.D. from Northwestern University in Medical Education. Dr. Gujrathi completed her internal medicine internship and residency at Brigham and Women’s Hospital, Harvard Medical School and is board certified in internal medicine. Dr. Gujrathi received additional training at the University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Dr. Gujrathi’s extensive experience as a senior executive officer at multiple biotechnology companies and educational background provide her with the qualifications and skills to serve as a member of our Board of Directors.

Alana McNulty, 61, has served as a member of our Board since September 2021. Ms. McNulty served as Chief Business Officer of Effector Therapeutics, Inc. (“Effector”) from July 2019 to July 2022. Previously, Ms. McNulty served as Chief Financial Officer of Effector from July 2012 until December 2020 (in a consulting capacity until October 2015). Ms. McNulty served as Chief Financial Officer of Lumena Pharmaceuticals Inc. from July 2012 until its acquisition by Shire plc in November 2014, and as Chief Financial Officer of Excaliard Pharmaceuticals, Inc. from March 2011 through its acquisition by Pfizer Inc. in November 2011. Prior to that, Ms. McNulty was acting Chief Financial Officer at BrainCells, Inc. from 2004 until 2011 and Chief Financial Officer of Elitra Pharmaceuticals Inc. from 1998 to 2003. Prior to that, Ms. McNulty was head of Corporate Development and a General Manager of a business unit at Advanced Tissue Sciences. Ms. McNulty has served on the board of directors of Lipidio Pharmaceuticals, a biopharmaceutical company, since February 2023. Ms. McNulty received a B.A. in Biology from the University of California, Santa Barbara and an M.B.A. from the Anderson School of Business at the University of California, Los Angeles.

The Nominating and Corporate Governance Committee and the Board of Directors believe that Ms. McNulty’s experience in corporate finance, accounting, operations, investor relations, capital markets and strategic business development provide her with the qualifications and skills to serve as a member of our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors of such company. Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent auditors, the Board of Directors has affirmatively determined that all of our directors, other than Dr. Campbell, Dr. Gujrathi, and Dr. Lichter are independent within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board of Directors found that none of these directors had a material or other disqualifying relationship with our company.

Board Leadership Structure

Our Board of Directors is currently chaired by Jay Lichter, Ph.D. Our Chair has the authority, among other things, to call and preside over Board of Directors meetings, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, our Chair has substantial ability to shape the work of our Board of Directors. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of our Board of Directors in its oversight of our business and affairs. In addition, we have a separate chair for each committee of our Board of Directors. The chair of each committee is expected to report annually to our Board of Directors on the activities of their committee in fulfilling their responsibilities as detailed in their respective charters or specify any shortcomings should that be the case.

Stockholder Communications with the Board of Directors

Our Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. Stockholders who wish to communicate with the Board of Directors may do so by sending written communications addressed to the Corporate Secretary of Janux Therapeutics, Inc. at 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130. Each communication must set forth: the name and address of the stockholder on whose behalf the communication is sent and the number of our shares that are owned beneficially by such stockholder as of the date of the communication. Each communication will be reviewed by our Corporate Secretary to determine whether it is appropriate for presentation to the Board of Directors or such director. Communications determined by our Corporate Secretary to be appropriate for presentation to the Board of Directors or such director will be submitted to the Board of Directors or such director on a periodic basis.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or person performing similar functions. The Code of Business Conduct and Ethics is available on our website at www.januxrx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions or our directors, we will promptly disclose the nature of the amendment or waiver on our website.

Role of the Board of Directors in Risk Oversight

Our Audit Committee is primarily responsible for overseeing our risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least annually regarding our assessment of risks. In addition, the Audit Committee reports regularly to the full Board of Directors, which also considers our risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks we face, including major financial, operational, regulatory and cybersecurity risks, and our general risk management strategies. While the Board of Directors oversees our risk management, company management is responsible for day-to-day risk management processes. Our Board of Directors expects company management to consider risk and risk management in each business decision, to proactively develop and monitor risk management strategies and processes for day-to-day activities and to effectively implement risk management strategies adopted by the Audit Committee and the Board of Directors. In addition, the Compensation Committee evaluates and monitors whether any of our compensation policies and practices has the potential to encourage excessive risk-taking or is likely to have a material adverse effect on the Company. We believe this division of responsibilities is the most effective approach for addressing the risks we face and that our Board of Directors leadership structure, which also emphasizes the independence of the Board of Directors in its oversight of our business and affairs, supports this approach.

Board Diversity

While we do not have a formal written policy regarding diversity in identifying director candidates, the Company believes that a Board comprising directors with diverse backgrounds, experiences, skills and perspectives contributes to overall Board effectiveness and improves Board decision making. The Nominating and Corporate Governance Committee is committed to continuing to enhance the Board’s diversity by identifying potential director candidates with varied attributes and perspectives. Accordingly, the Nominating and Corporate Governance Committee actively considers diversity in its development of the pool from which it identifies qualified director candidates who possess the experience and skills desired for our Board. The Nominating and Corporate Governance Committee looks to incorporate diversity into the Board across a broad spectrum of factors, including race, gender, ethnicity, skills, experiences, specific operational experience and viewpoints, all with a view to identify candidates that can assist the Board with the performance of is governance and oversight role, in light of the Company’s strategy and evolving needs. The Nominating and Corporate Governance Committee believes that our current Board reflects a diverse mix of directors on a number of these factors. The Nominating and Corporate Governance Committee evaluates the diversity of the Board as part of the annual nomination process and assesses the effectiveness of its approach to Board diversity as part of the Board and committee evaluation process.

Board Diversity Matrix (As of February 29, 2024)

Total Number of Directors: 8
	Female	Male
Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black	—	—
Alaskan Native or Native American	—	—
Asian	1	1
Hispanic or Latino	—	—
Native Hawaiian or Pacific Islander	—	—
White	2	4
Two or More Races or Ethnicities	—	—
LGBTQ+	—	—
Did Not Disclose Demographic Background	—	—

Meetings of the Board of Directors

The Board of Directors held five meetings and acted by unanimous written consent without a meeting four times during 2023. Each Board member attended 100% of the aggregate number of meetings held during the portion of the last fiscal year for which he or she served as a director or committee member, respectively, with the only exception being that Dr. Thompson attended one out of two Audit Committee meetings and one out of two Board meetings prior to his departure from the Board in June 2023.

Information Regarding Committees of the Board of Directors

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership for each of the committees of the Board of Directors:

Name	Audit		Compensation		Nominating and Corporate Governance
David Campbell, Ph.D.
Jay Lichter, Ph.D.
Ron Barrett, Ph.D.			X	*	X
Vickie Capps**	X	*
Sheila Gujrathi, M.D.
Winston Kung(1)	X
Alana McNulty(2)	X
Jake Simson, Ph.D.(3)			X		X	*

* Committee Chairperson

** Financial Expert, as defined by section 407 of the Sarbanes-Oxley Act of 2002

(1)
Mr. Kung became a member of the Audit Committee in June 2023.
(2)
Dr. Barrett became the chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee in August 2023.
(3)
Dr. Simson became a member of the Compensation Committee in August 2023.

Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to us.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee our corporate accounting and financial reporting processes and audits of our financial statements. For this purpose, the Audit Committee performs several functions which include, among other things:

•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;
•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law;
•
prior to engagement of any independent auditor, and at least annually thereafter, reviewing relationships that may reasonably be thought to bear on their independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditor;
•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and discussing the statements and reports with our independent auditors and management;
•
reviewing, with our independent auditors and management, significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;
•
reviewing with management and our independent auditors any earnings announcements and other public announcements regarding material developments;
•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters;
•
preparing the report that the SEC requires in our annual proxy statement;
•
reviewing and providing oversight of any related-person transactions in accordance with our related person transaction policy and reviewing and monitoring compliance with legal and regulatory responsibilities, including our code of business conduct and ethics;
•
reviewing our major financial, operational, regulatory and cybersecurity risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are implemented;
•
reviewing on a periodic basis our investment policy; and
•
reviewing and evaluating on an annual basis the performance of the Audit Committee and the Audit Committee charter.

The current members of the Audit Committee are Ms. Capps, Ms. McNulty and Mr. Kung, with Ms. Capps serving as the chair. The Audit Committee met five times during 2023 and acted by unanimous written consent without a meeting two times during 2023. Our Board of Directors has determined that each member of the Audit Committee is an independent director under Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Our Board of Directors has determined that Ms. Capps qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board of Directors has considered Ms. Capps’ formal education and the nature and scope of her experience with public companies. Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

The Audit Committee charter can be found on our website at www.januxrx.com in the Corporate Governance section.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2023 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Audit Committee

Vickie Capps, Chair

Winston Kung

Alana McNulty

Compensation Committee

Our Compensation Committee currently consists of Dr. Barrett and Dr. Simson, with Dr. Barrett serving as the chair. Our Board of Directors has determined that each of the members of our Compensation Committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfies the Nasdaq independence requirements. The Compensation Committee met two times during 2023 and acted by unanimous written consent without a meeting one time during 2023. The Compensation Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of the Compensation Committee include, among other things:

•
reviewing, modifying and approving (or if it deems appropriate, making recommendations to the full Board of Directors regarding) our overall compensation strategy and policies;
•
reviewing and making recommendations to the full Board of Directors regarding the compensation and other terms of employment of our executive officers;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;
•
reviewing and approving (or if it deems it appropriate, making recommendations to the full Board of Directors regarding) the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;
•
evaluating risks associated with our compensation policies and practices and assessing whether risks arising from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on us;
•
reviewing and making recommendations to the full Board of Directors regarding the type and amount of compensation to be paid or awarded to our non-employee board members;
•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation, to the extent required by law;

•
reviewing and assessing the independence of compensation consultants, legal counsel and other advisors as required by Section 10C of the Exchange Act;
•
administering our equity incentive plans;
•
establishing policies with respect to equity compensation arrangements;
•
reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;
•
reviewing and making recommendations to the full Board of Directors regarding the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;
•
reviewing with management and approving our disclosures under the caption “Compensation Discussion and Analysis” in our periodic reports or proxy statements to be filed with the SEC, to the extent such caption is included in any such report or proxy statement;
•
preparing the report that the SEC requires in our annual proxy statement; and
•
reviewing and assessing on an annual basis the performance of the Compensation Committee and the Compensation Committee charter.

The agenda for each Compensation Committee meeting is usually developed by the Chair of the Compensation Committee, in consultation with the Chief Executive Officer or General Counsel. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all our books, records, facilities, and personnel. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority, in its sole discretion, to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel, or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

The Compensation Committee or the Board of Directors upon recommendation from the Compensation Committee, makes the significant adjustments to annual compensation, determines bonus and equity awards, and establishes new performance objectives at one or more meetings held during the first quarter of the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Board of Directors upon recommendation from the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive compensation paid at other companies identified by the consultant.

Our Compensation Committee enlists the services of a third-party company to conduct an analysis of our compensation practices compared with current market practices. During the past fiscal year, our Compensation Committee engaged the services of Frederic W. Cook & Co. (“FW Cook”) to conduct a review and analysis of our executive and director compensation compared with current market practices and a peer group of companies, to be used for setting 2024 executive and director compensation levels. The peer group was chosen based on several characteristics including: comparable stage in key product and corporate development, similar growth and performance potential and market capitalization. FW Cook reports directly to the Chair of the Compensation Committee. The Compensation Committee has assessed the independence of FW Cook according to the six factors mandated by SEC and Nasdaq listing standards. After conducting this assessment and considering any potential conflicts of interest, the Compensation Committee concluded that the continued engagement of FW Cook did not raise any conflict of interest and did not adversely affect FW Cook’s independence.

FW Cook’s review, which consisted of an analysis of our compensation practices against prevailing market practices of identified peer group companies and broader industry trends, analyzed total direct compensation (inclusive of salary, cash bonuses and equity awards) of our executive officers and was based on an assessment of market trends through analysis of available public information in addition to proprietary data provided by FW Cook. As guidelines for our executives and directors, we set target cash compensation, when considering salary and bonus potential (or retainers, in the instance of directors), and equity compensation, delivered through equity-based awards, after generally referencing the 50th percentile of compensation paid to executives and directors within our compensation peer group. We target equity compensation for our executives, delivered through equity-based awards between the 50th and 75th percentiles of equity compensation paid to executives in our compensation peer group. We believe that our emphasis on equity compensation serves to retain our executives and directors and align their interests with those of our stockholders. We also believe that generally referencing the 50th percentile within our peer group in setting salary and bonus compensation and the 50th to 75th percentiles within our peer group in setting equity compensation for our executives, appropriately reflects our position and performance within our peer group. We may deviate from setting actual compensation levels at these target percentiles of the peer group with respect to our executives to reflect experience, performance levels, existing equity holdings, and market factors as deemed appropriate by the Compensation Committee or the Board of Directors. In any given year, the Compensation Committee may consider the experience and performance levels of our executives and other factors deemed appropriate and make a subjective determination that it would be appropriate for any Named Executive Officer’s (as defined below) compensation elements or targeted total compensation and equity levels to deviate from the targeted percentile of the compensation paid to similarly situated officers employed by our peer companies.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. In 2021, the Compensation Committee formed a Non-Management Stock Option Committee, currently composed of Dr. Campbell, to which it delegated authority to grant, without any further action required by the Compensation Committee, stock options to employees who are not officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of option administration within the Company and to facilitate the timely grant of options to non-management employees, particularly new employees, within specified limits approved by the Compensation Committee. In particular, the subcommittee may grant options only within pre-approved guidelines and not to any employee who has a title that is above vice president. Typically, as part of its oversight function, the Compensation Committee will review on a regular basis the list of grants made by the subcommittee. During fiscal year 2023, the subcommittee exercised its authority to grant options to purchase an aggregate of 1,021,950 shares of the Company’s common stock to non-officer employees.

The Compensation Committee charter can be found on our website at www.januxrx.com in the Corporate Governance section.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee currently consists of Dr. Barrett and Dr. Simson, with Dr. Simson serving as the chair. Our Board of Directors has determined that each of the members of this committee satisfies the Nasdaq independence requirements. The Nominating and Corporate Governance Committee met two times during 2023 and acted by unanimous written consent without a meeting one time during 2023. The Nominating and Corporate Governance Committee has a charter that is reviewed and updated annually, or as may be warranted from time to time. The functions of this committee include, among other things:

•
identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;
•
determining the minimum qualifications for service on our Board of Directors;
•
evaluating director performance on the board and applicable committees of the board and determining whether continued service on our board is appropriate;
•
evaluating, nominating and recommending individuals for membership on our Board of Directors;
•
evaluating nominations by stockholders of candidates for election to our Board of Directors;
•
considering and assessing the independence of members of our Board of Directors;
•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to our Board of Directors any changes to such policies and principles;
•
considering questions of possible conflicts of interest of directors as such questions arise; and
•
reviewing and assessing on an annual basis the performance of the Nominating and Corporate Governance Committee and the Nominating and Corporate Governance Committee charter.

The Nominating and Corporate Governance Committee believes that the candidates for director, both individually and collectively, have the integrity, experience, judgment, commitment (including having sufficient time to devote to us and level of participation), skills, diversity, and expertise appropriate for us. In assessing the directors, both individually and collectively, the Nominating and Corporate Governance Committee considers our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience, capability, race, gender, geography, thought, viewpoints, backgrounds, skills, and expertise. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements, and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including with respect to race, gender, geography, thought, viewpoints, and backgrounds), age, skills, and such other factors as it deems appropriate given our current needs and the needs of the Board of Directors, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. Any search firm retained to assist the Nominating and Corporate Governance Committee in seeking candidates for the Board of Directors will be instructed to seek to include diverse candidates in terms of race, gender, geography, thought, viewpoints, backgrounds, skills, experience, and expertise from, among other areas, professional and academic areas relevant to the Company’s area of focus. In addition, the Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the way it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130, Attn: Corporate Secretary, no later than the 90th day and no earlier than the 120th day prior to the one year anniversary of the preceding year’s Annual Meeting. Submissions must include, among other things, (1) the name and address of the stockholder on whose behalf the submission is made; (2) number of our shares that are owned beneficially by such stockholder and the nominee as of the date of the submission; (3) the full name, age, business address and residence address of the proposed candidate; (4) description of the proposed candidate’s business experience for at least the previous five years; (5) complete biographical information for the proposed candidate; (6) a description of the proposed candidate’s qualifications as a director; and (7) any other information required by our Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as our independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

The Nominating and Corporate Governance Committee charter can be found on our website at www.januxrx.com in the Corporate Governance section.

Hedging Policy*

As part of our Insider Trading Policy and Code of Business Conduct and Ethics, all employees, including our officers, directors and consultants are prohibited from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our securities at any time. In addition, no employee, including any officer, director, or consultant may margin, or make any offer to margin, any of our securities, including without limitation, borrowing against such securities, at any time.

* “The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.”

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes (if any) are counted towards a quorum but are not counted for any purpose in determining whether this matter has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Principal Accountant Fees and Services

The following table shows the aggregate fees for services provided for the fiscal year ended December 31, 2023 and 2022, by Ernst & Young LLP, our independent registered public accounting firm for those periods. All fees described below were pre-approved by the Audit Committee.

	Year Ended December 31,
	2023	2022
Audit Fees(1)	$551,500	$441,500
Audit Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	3,600	3,590
Total Fees	$555,100	$445,090

(1)
Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our financial statements and review of our registration statements and related issuances of consents, and related services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)
All other fees consists of fees paid to Ernst & Young LLP for access to its proprietary accounting research database.

In connection with the audit of each of the 2023 and 2022 financial statements, we entered into engagement agreements with Ernst & Young LLP, which set forth the terms under which Ernst & Young LLP performed audit services for us. Such agreements are subject to alternative dispute resolution procedures.

Pre-Approval Policies and Procedures

The Audit Committee must pre-approve the audit and non-audit services rendered by our independent registered public accounting firm. The Audit Committee has adopted a policy and procedures for the pre-approval of such audit and non-audit services. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide such service. The pre-approval authority may be delegated to one or more of the Audit Committee’s members, but any pre-approval decisions must be reported to the full Audit Committee at its next scheduled meeting. Pursuant to the policy, the Audit Committee has delegated pre-approval authority to its Chair.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of the date of this proxy statement.

Name	Age
David Campbell, Ph.D.	65
Tighe Reardon	48
Tommy DiRaimondo, Ph.D.	38
Andy Meyer	40
Byron Robinson, Ph.D. JD.	59
Charles Winter	55

The following is biographical information for our executive officers other than Dr. Campbell, whose biographical information is included under Proposal 1.

Tighe Reardon has served as our Acting Chief Financial Officer since our inception in June 2017. Previously, Mr. Reardon served as the Acting Chief Financial Officer for Synthorx, Inc., a public biopharmaceutical company, from November 2015 until its sale to Sanofi in January 2020. Mr. Reardon has also served as Chief Financial Officer of Avalon Ventures and Avalon BioVentures since June 2014. As part of his responsibilities at Avalon he provides Chief Financial Officer services to a number of Avalon portfolio companies. Prior to joining Avalon Ventures, Mr. Reardon was the Senior Vice President of Tax and Treasury at DJO Global, Inc., from April 2008 to June 2014. Mr. Reardon began his career at Arthur Andersen LLP. Mr. Reardon received a B.S. in Accounting and an M.S. in Taxation from San Diego State University. He is a Certified Public Accountant in the State of California.

Tommy DiRaimondo, Ph.D. is one of our co-founders and has served as our Chief Scientific Officer since January 2024 and had previously served as our Executive Director, Head of Research and Development from January 2023 through December 2023, Senior Director of Therapeutics Discovery from January 2022 through December 2022, and Director of Research from January 2018 through December 2021. Previously, Dr. DiRaimondo served at Sitari Pharma, Inc., which he co-founded, as Director of Research from January 2020, and Principal Scientist from December 2013. Thomas received a B.S.E in chemical engineering and M.Eng in pharmaceutical engineering from the University of Michigan, Ann Arbor as well as a M.S. and Ph.D. in chemical engineering from Stanford University.

Andy Meyer has served as our Chief Business Officer since March 2021. Previously, Mr. Meyer served at Evercore as a Managing Director on the Life Sciences Investment Banking team from March 2019 to March 2021 and as a Vice President on the Life Sciences Investment Banking team from May 2015 to March 2019. Prior to Evercore, Mr. Meyer served at Bank of America Merrill Lynch as a Vice President on the Life Sciences Investment Banking team from December 2014 through April 2015 and as an Associate on the Life Sciences Investment Banking team from July 2011 to December 2014. Mr. Meyer received a B.A. in Finance from Georgetown University and an MBA from the University of Southern California Marshall School of Business.

Byron Robinson, Ph.D., J.D. has served as our Chief Strategy Officer since February 2022. Previously, Dr. Robinson served as Senior Vice President, Global Head of Clinical Development Strategy and Innovation from June 2020 to February 2022 and as Senior Vice President, Global Program Leader (Avelumab) from May 2016 to February 2022 at Merck KGaA (EMD Serono) (“Merck”). Prior to Merck, Dr. Robinson served as Vice President, Senior Global Program Head, Oncology at Bayer from April 2015 to May 2016, and as Senior Director Global Program Head from 2012 to 2015. Prior to Bayer, Dr. Robinson served as Director, R&D Program Management and Strategic Operations; Global Program Manager at Amgen from 2002 to 2012. Dr. Robinson received a B.S. (Hon I) and Ph.D. from the University of New England (Australia) and a J.D. from Santa Barbara College of Law.

Charles Winter has served as our Chief Technical Officer since January 2023 and had previously served as our Senior Vice President of Chemistry, Manufacturing and Controls from March 2021 through December 2022. Previously, Mr. Winter served at AnaptysBio as Vice President of Chemistry, Manufacturing and Controls from August 2020 to March 2021, at Sanofi as Vice President of Chemistry, Manufacturing and Controls from January 2020 to August 2020, at Synthorx (acquired by Sanofi in January 2020) as Vice President of Chemistry, Manufacturing and Controls from June 2018 to January 2020, at Denali Therapeutics as Head of Biologics from November 2016 to June 2018, at JHL Biotech as Vice President of Manufacturing and Technology, running its cGMP contract manufacturing plant, from July 2015 to August 2016, at Gilead as Director of Biologics Development from September 2011 to June 2015 and at Genentech from 1994 to September 2011, most recently as Senior Group Leader and Principal Engineer. Charles received a B.S. in chemical engineering from the University of Wisconsin-Madison.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 15, 2024, by: (i) each of our directors; (ii) each of our Named Executive Officers in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than 5% of our common stock.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D or 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 46,262,759 shares outstanding on February 15, 2024, adjusted as required by rules promulgated by the SEC, and do not take into account any securities issued in our March 2024 underwritten public offering of common stock and pre-funded warrants. Unless otherwise indicated, the address for the following stockholders is c/o Janux Therapeutics, Inc., 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130.

Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percentage of Shares Beneficially Owned (%)
5% Stockholders:
Entities affiliated with Avalon Ventures XI, L.P.(1)	9,716,563	21.0%
Entities affiliated with RA Capital Healthcare Fund, L.P.(2)	9,216,901	19.9%
FMR LLC(3)	4,671,213	10.1%
Entities affiliated with BVF Inc.(4)	4,579,818	9.9%
Bregua Corporation(5)	3,830,257	8.3%
Entities affiliated with OrbiMed (6)	3,018,386	6.5%
Entities affiliated with Citadel Advisors LLC(7)	3,125,897	6.8%
Named Executive Officers and Directors:
David Campbell, Ph.D.(8)	2,572,752	5.3%
Charles Winter(9)	266,212	*
Byron Robinson, Ph.D. JD.(10)	151,041	*
Jay Lichter, Ph.D.(11)	9,767,812	21.1%
Ron Barrett, Ph.D.(12)	48,749	*
Vickie Capps(13)	118,991	*
Sheila Gujrathi, M.D.(14)	185,603	*
Winston Kung(15)	34,791	*
Alana McNulty(16)	48,749	*
Jake Simson, Ph.D.(17)	51,249	*
All current executive officers and directors as a group (13 persons)(18)	14,862,499	29.4%

* Represents beneficial ownership of less than 1%.

Beneficial ownership is determined in accordance with SEC rules, and includes any shares to which the stockholder has sole or shares voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of February 15, 2024, whether through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(1)
Based solely on a Schedule 13D/A jointly filed on November 16, 2023 by Avalon Ventures XI, L.P. (Avalon Ventures), Avalon BioVentures SPV I, L.P. (ABV SPV), Avalon BioVentures I, LP (ABV I), Avalon Ventures XI GP LLC (Avalon XI GP), ABV SPV I GP LLC (ABV SPV GP), Avalon BioVentures GP, LLC (ABV GP), Kevin Kinsella, Richard Levandov, Braden Bohrmann, Dr. Lichter, Mr. Reardon, Sergio G. Duron, Ph.D. and Sanford J. Madigan, Ph.D. Consists of (i) 4,387,217 shares of common stock held by Avalon Ventures, (ii) 4,479,492 shares of common stock held by ABV SPV, (iii) 849,854 shares of common stock held by ABV I. Avalon XI GP is general partner of Avalon Ventures and may be deemed to have voting and investment power with respect to the shares held by Avalon Ventures. ABV SPV GP is a general partner of ABV SPV and may be deemed to have voting and investment power with respect to the shares held by ABV SPV and as a result may be deemed to have beneficial ownership of such shares. ABV GP is general partner of ABV I and may be deemed to have voting and investment power with respect to the shares held by AVB I. Mr. Kinsella, Mr. Levandov, Mr. Bohrmann and Dr. Lichter are the managing members of Avalon XI GP and share voting and investment power with respect to the shares held by Avalon Ventures. Dr. Lichter and Mr. Reardon share voting and investment power with respect to the shares held by ABV SPV. Dr. Lichter, Mr. Reardon, Dr. Madigan and Mr. Duron share voting and investment power with respect to the shares held by AVB I. Avalon Ventures, ABV SPV, Avalon XI GP, ABV I, ABV GP, ABV SPV GP, Mr. Kinsella, Mr. Levandov, Mr. Bohrmann, Mr. Duron, Dr. Madigan, Dr. Lichter and Mr. Reardon expressly disclaim status as a “group”. The business address for Avalon Ventures, ABV SPV and SVB I is 1134 Kline Street, La Jolla, California 92037.
(2)
Based solely on a Schedule 13D/A jointly filed on March 6, 2024 by RA Capital Management, L.P. (RA Capital), Peter Kolchinsky, Rajeev Shah, and RA Capital Healthcare Fund, L.P. (the Fund), other than with respect to the shares held by Mr. Simson. Consists of (i) 8,117,246 shares of common stock held by the Fund, (ii) 1,048,406 shares of common stock held directly by the RA Capital Nexus Fund II, L.P. (the Nexus Fund II), (iii) the shares listed in footnote (17) below, which are beneficially owned by Mr. Simson for the benefit of RA Capital, and (iv) pre-funded warrants exercisable for up to 503,226 shares of common stock held by the Fund (the Pre-Funded Warrants). The Pre-Funded Warrants contain a provision which precludes exercise of the warrants to the extent that, following exercise, the Fund, together with its affiliates and other attribution parties, would own more than 19.90% of the common stock outstanding. RA Capital Healthcare Fund GP, LLC is the general partner of the Fund and RA Capital Nexus Fund II GP, LLC is the general partner of the Nexus Fund II. The general partner of RA Capital is RA Capital Management GP, LLC, of which Dr. Kolchinsky and Mr. Shah are the controlling persons. RA Capital serves as investment adviser for the Fund and the Nexus Fund II and may be deemed a beneficial owner of any of the Company’s securities held by the Fund or the Nexus Fund II. The Fund and the Nexus Fund II have delegated to RA Capital the sole power to vote and the sole power to dispose of all securities held in the Fund’s and the Nexus Fund II’s portfolio, including the shares of common stock listed here. Because the Fund and the Nexus Fund II have divested themselves of voting and investment power over the reported securities they hold and may not revoke that delegation on less than 61 days’ notice, the Fund and the Nexus Fund II disclaim beneficial ownership of the securities they hold. As managers of RA Capital, Dr. Kolchinsky and Mr. Shah may be deemed beneficial owners of any of the Company’s securities beneficially owned by RA Capital. RA Capital, Dr. Kolchinsky, and Mr. Shah disclaim beneficial ownership of these securities. The business address for RA Capital and the Fund is 200 Berkeley Street, 18th Floor, Boston, Massachusetts 02116.
(3)
Based solely on a Schedule 13G/A filed on February 9, 2024 by FMR LLC (FMR). Consists of 4,671,213 shares of common stock held by FMR. Abigail P. Johnson is a director, the chairman and the chief executive officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address for FMR is 245 Summer Street, Boston, Massachusetts 02210.
(4)
Based solely on a Schedule 13G/A jointly filed on February 14, 2024 by Biotechnology Value Fund, L.P. (BVF), BVF I GP LLC (BVF GP), Biotechnology Value Fund II, L.P. (BVF2), BVF II GP LLC (BVF2 GP), Biotechnology Value Trading Fund OS LP (Trading Fund OS), BVF Partners OS Ltd. (Partners OS), BVF GP Holdings LLC (BVF GPH), BVF Partners L.P. (Partners), BVF Inc. and Mark Lampert. Consists of (i) 2,427,414 shares of common stock held by BVF, (ii) 1,868,151 shares of common stock held by BVF2, (iii) 232,848 shares of common stock held by Trading Fund OS, and (iv) 51,405 shares of common stock held in a certain Partners managed account (Partners Managed Account). BVF GP, as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. The business address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mark N. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, California 94104. The business address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(5)
Based solely on a Schedule 13G/A filed on February 1, 2024 by Bregua Corporation (Bregua). The business address for Bregua is Wickhams Cay, P.O. Box 146, Road Town, Tortola, VG 1110, British Virgin Islands.
(6)
Based solely on a Schedule 13D/A jointly filed on December 16, 2021 by OrbiMed Advisors LLC (OrbiMed Advisors), OrbiMed Capital GP VIII LLC (GP VIII), OrbiMed Genesis GP LLC (Genesis GP) and OrbiMed Capital LLC (OrbiMed Capital). Consists of (i) 2,403,566 shares of common stock held by OrbiMed Private Investments VIII, LP (OPI VIII), (ii) 245,898 shares of common stock held OrbiMed Genesis Master Fund, L.P. (Genesis) and (iii) 368,922 shares of common stock held by The Biotech Growth Trust PLC (BIOG). GP VIII is the general partner of OPI VIII and OrbiMed Advisors is the managing member of GP VIII. As a result, OrbiMed Advisors and GP VIII share power to direct the vote and disposition of the shares held by OPI VIII and may be deemed, directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by OPI VIII. Genesis GP is the general partner of Genesis and OrbiMed Advisors is the managing member of Genesis GP. As a result, OrbiMed Advisors and Genesis GP share power to direct the vote and disposition of the shares held by Genesis and may be deemed, directly or indirectly, including by reason of their mutual affiliation, to be the beneficial owners of the shares held by Genesis. OrbiMed Advisors exercises its investment and voting power over the shares held by OPI VIII and Genesis through a management committee comprised of Carl L. Gordon, Sven H. Borho, and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OPI VIII and Genesis. OrbiMed Capital is the investment advisor of BIOG. As a result, OrbiMed Capital has the power to direct the vote and disposition of the shares held by BIOG and may be deemed directly or indirectly, including by reason of mutual affiliation, to be the beneficial owner of the shares held by BIOG. OrbiMed Capital disclaims any beneficial ownership over the shares held by OPI VIII, Genesis and BIOG. OrbiMed Capital exercises its investment and voting power over the shares held by BIOG through a management committee comprised of Mr. Gordon, Mr. Borho, and Mr. Neild, each of whom disclaims beneficial ownership of the shares held by BIOG. The business address for OrbiMed Advisors, GP VIII, Genesis GP and OrbiMed Capital is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(7)
Based solely on a Schedule 13G/A jointly filed on February 14, 2024 by Citadel Advisors LLC (Citadel Advisors), Citadel Advisors Holdings LP (CAH), Citadel GP LLC (CGP), Citadel Securities LLC (Citadel Securities), Citadel Securities Group LP (CALC4), Citadel Securities GP LLC (CSGP) and Kenneth Griffin. Consists of (i) 3,120,205 shares of common stock held by Citadel Multi-Strategy Equities Master Fund Ltd. (CM) and (ii) 5,692 shares of common stock held by Citadel Securities. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. The business address for each person and entity named in this note is Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, Florida 33131.
(8)
Consists of (i) 332,054 shares of common stock held by Dr. Campbell, and (ii) 2,240,698 shares of common stock that Dr. Campbell has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options, 386,543 of which will be unvested but exercisable as of April 15, 2024.
(9)
Consists of (i) 51,458 shares of common stock held by Mr. Winter, and (ii) 214,754 shares of common stock that Mr. Winter has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options, 45,503 of which will be unvested but exercisable as of April 15, 2024.
(10)
Consists of 151,041 shares of common stock that Dr. Robinson has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(11)
Consists of (i) the shares listed in footnote (1) above, which are held by Avalon Ventures, ABV SPV and ABV I, and (ii) 51,249 shares of common stock that Dr. Lichter has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(12)
Consists of 48,749 shares of common stock that Dr. Barrett has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(13)
Consists of (i) 64,050 shares of common stock held by Ms. Capps, and (ii) 54,941 shares of common stock that Ms. Capps has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(14)
Consists of (i) 105,042 shares of common stock held by Dr. Gujrathi, and (ii) 80,561 shares of common stock that Dr. Gujrathi has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(15)
Consists of 34,791 shares of common stock that Mr. Kung has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(16)
Consists of 48,749 shares of common stock that Ms. McNulty has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(17)
Consists of 51,249 shares of common stock that Dr. Simson has the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options.
(18)
Consists of (i) the shares described in footnotes (8) through (17) above, (ii) shares held by three executive officers who are not named in the table above, and (iii) shares of common stock that such executive officers have the right to acquire from us within 60 days of February 15, 2024 pursuant to the exercise of stock options

EXECUTIVE COMPENSATION

Overview

The Compensation Committee of the Board of Directors and the Board of Directors administer our compensation programs. Although focused on executive compensation, the Compensation Committee also sets the annual compensation guidelines for all our employees.

Our principal executive officer and the two other most highly compensated executive officers for the year ended December 31, 2023 (“Named Executive Officers”) are:

•
David Campbell, Ph.D., our President and Chief Executive Officer;
•
Byron Robinson, Ph.D., J.D., our Chief Strategy Officer; and
•
Charles Winter, our Chief Technical Officer.

SUMMARY COMPENSATION TABLE FOR FISCAL 2023 AND 2022

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
David Campbell, Ph.D.	2023	625,000	—		3,155,769	412,500	—	4,193,269
President and Chief Executive Officer	2022	550,000	—		5,149,378	302,500	—	6,001,878
Byron Robinson, Ph.D., J.D.(3)	2023	450,000	75,000	(4)	1,017,990	198,000	—	1,740,990
Chief Strategic Officer	2022	351,945	100,000	(5)	2,760,989	154,856	—	3,367,790
Charles Winter	2023	410,000	—		1,017,990	180,400	—	1,608,390
Chief Technical Officer	2022	315,000	—		1,133,808	103,950	—	1,552,758

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (“ASC 718”). Assumptions used in the calculation of these amounts are included in Note 5 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. These amounts do not reflect the actual economic value that will be realized by our Named Executive Officers upon the vesting, exercise, or the sale of the shares of common stock underlying such awards.
(2)
The amounts disclosed represent annual performance-based bonuses earned in 2023 and 2022.
(3)
Dr. Robinson joined the Company in February 2022 and amounts reported for 2022 are prorated to reflect his February 2022 start date.
(4)
Amount consists of a $75,000 one-time discretionary bonus paid in January 2024.
(5)
Amount consists of a $100,000 one-time signing bonus paid in March 2022 upon the commencement of Dr. Robinson's employment with us.

Narrative Disclosure to Summary Compensation Table

The elements of the compensation program for our Named Executive Officers include: base salary; an annual cash (non-equity) incentive plan bonus; long-term equity awards; and, when determined necessary, limited perquisites. Our Named Executive Officers are also entitled to severance benefits under the terms of our Change in Control and Severance Benefit Plan (see “Potential Payments Upon Termination or Change of Control” below).

Annual Base Salary

Base salaries for our Named Executive Officers are initially established through arm’s-length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience, prior salary, the scope of his or her responsibilities, and competitive market compensation paid by other companies for similar positions within the industry. Base salaries are reviewed annually, typically in connection with our annual performance review process, and adjusted from time to time to realign salaries with market levels of compensation paid by our peer companies and after taking into account individual responsibilities, performance and experience. In making decisions regarding salary increases, we draw upon the expertise of our independent compensation consultant, who provides comparative compensation data from similar sized companies in our industry. We also draw upon the experience of members of our Board of Directors with other companies. The Compensation Committee has not previously applied specific formulas to determine increases, although it has generally awarded increases as a percentage of an executive officer’s then-current base salary. This strategy is consistent with our intent of offering base salaries that are cost-effective while remaining competitive.

The compensation of our Named Executive Officers other than Dr. Campbell is generally determined and approved by our Compensation Committee. The compensation of Dr. Campbell is determined and approved by our Board of Directors without members of management present, based on recommendations from our Compensation Committee.

The 2023 and 2022 annual base salaries for our Named Executive Officers are set forth in the table below.

Name	2023 Base Salary ($)		2022 Base Salary ($)
David Campbell, Ph.D.	625,000	(1)	550,000
Byron Robinson, Ph.D., J.D.	450,000	(2)	420,000
Charles Winter	410,000	(3)	315,000

(1)
In December 2022, based on the recommendations presented to our Compensation Committee by our independent compensation consultant, our Board of Directors approved an increase to Dr. Campbell’s annual base salary from $550,000 to $625,000, effective January 2023.
(2)
In December 2022, based on the recommendations presented to our Compensation Committee by our independent compensation consultant, our Compensation Committee approved an increase to Dr. Robinson’s annual base salary from $420,000 to $450,000, effective January 2023.
(3)
In connection with Mr. Winter’s promotion to Chief Technology Officer in January 2023, Mr. Winter’s base salary was increased from $315,000 to $410,000.

Annual Performance-Based Bonus Opportunity

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations for each fiscal year. In 2023, each of our Named Executive Officers was eligible to receive an annual performance bonus based on the achievement of performance goals as determined by our Board of Directors or an authorized committee thereof. Each Named Executive Officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below.

Name	2023 Target Bonus
David Campbell, Ph.D.	60%
Byron Robinson, Ph.D., J.D.	40%
Charles Winter	40%
(1)
In December 2022 based on the recommendations presented to our Compensation Committee by our independent compensation consultant, our Board of Directors approved an increase to Dr. Campbell’s target bonus from 50% to 60% effective beginning with calendar year 2023.

(2)
In November 2022 based on the recommendations presented to our Compensation Committee by our independent compensation consultant, our Compensation Committee approved an increase to Mr. Winter’s target bonus from 30% to 40% effective beginning with calendar year 2023.

The annual corporate performance goals for a fiscal year are established by our Compensation Committee, approved by our Board of Directors, and then communicated to our Named Executive Officers when achievement of such performance goals is substantially uncertain. Generally, these goals are tied to achievement of research, clinical and regulatory milestones related to our clinical development programs. The Compensation Committee and our Board of Directors reviews the Company’s achievement of the corporate goals in their totality, taking into account the Company’s overall performance for the year.

For 2023, the payment of annual performance bonuses to our Named Executive Officers was based on achievement of our corporate goals established in 2023. The corporate goals established and achieved for 2023 included various research and development and corporate governance activities and objectives related to our clinical development programs. In December 2023, the Board of Directors determined that 110% of the 2023 corporate goals had been achieved. Dr. Campbell’s performance-based bonus was approved by the Board of Directors in the amount of $412,500. This bonus amount was based on 60% of Dr. Campbell’s base salary. Dr. Robinson's performance-based bonus was approved by the Board of Directors in the amount of $198,000. This bonus amount was based on 40% of Dr. Robinson's base salary. Mr. Winter's performance-based bonus was approved by the Board of Directors in the amount of $180,400. This bonus amount was based on 40% of Mr. Winter's base salary. We also awarded a discretionary bonus of $75,000 to Dr. Robinson in 2024 in recognition of Dr. Robinson’s contributions towards the Company’s achievement of the 2023 corporate objectives, as reflected in the “Bonus” column of the Summary Compensation Table above.

Equity-Based Incentive Awards

Our long-term, equity-based incentive awards are designed to align the interests of our Named Executive Officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is generally subject to continued service over a period of several years following the date of grant, our equity-based incentives also serve as a retention device for Named Executive Officers and other service providers. We generally provide initial equity-based incentive awards in the form of stock options in connection with the commencement of employment of our Named Executive Officers as an inducement to commencement of employment and we award annual refresher equity-based incentive awards at or shortly following the end of each year, each of which are subject to vesting over a period of multiple years in order to facilitate retention. The stock option grants are intended to create a direct link between our Named Executive Officers’ compensation and our stock price appreciation. Because the executive must pay a cash exercise price equal to the value of the stock on the date the option is granted, the executive will only receive value from the option grant if the value of our stock increases following the option grant date. We also believe that if our executives own shares of our common stock with value that is significant to them, but which value cannot be immediately realized, they will have an incentive to act to maximize longer-term stockholder value instead of short-term gain. We believe that equity compensation is an integral component of our efforts to attract and retain exceptional executives, senior management and other employees.

In January 2023, we granted options to purchase shares of our common stock to Dr. Campbell, Dr. Robinson and Mr. Winter, each at an exercise price of $14.02 per share, consisting of 310,000, 100,000 and 100,000 shares respectively. The options were granted under our 2021 Equity Incentive Plan (the “2021 Plan”). One-fourth (1/4th) of the shares underlying these January options vest one year after the vesting commencement date; the balance of the shares vest in a series of 36 successive equal monthly installments, subject to continued service through each vesting date.

All stock options are granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award. Our stock option awards generally vest over a four-year period and may be subject to acceleration of vesting and exercisability under certain termination and change in control events, as described in more detail under the subsections titled “—Potential Payments and Benefits upon Termination or Change in Control.”

Other Compensation and Benefits

All of our Named Executive Officers are eligible to participate in our employee benefit plans, including our medical, dental, vision and life plans, in each case on the same basis as all of our other employees. We pay the premiums for the life, disability, accidental death and dismemberment insurance for all of our employees, including our Named Executive Officers. We generally provide limited perquisites or personal benefits to our Named Executive Officers.

Compensation Recovery Policies

As a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our executive officers may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002, as amended. Additionally, we have implemented a Dodd-Frank Act-compliant clawback policy, as required by SEC rules.

401(k) Plan

We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. We have the ability to make matching and discretionary contributions to the 401(k) plan. Currently, we do not make matching contributions or discretionary contributions to the 401(k) plan; however, the 401(k) plan is a “safe harbor” plan under which we make a mandatory non-elective contribution to all eligible employees annually equal to 3.0% of each eligible employee’s compensation. These non-elective contributions, as well as employee elective deferrals, are always 100% vested at all times. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. Contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as our 401(k) plan, our Named Executive Officers did not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during the fiscal years ended December 31, 2023 and 2022.

Outstanding Equity Awards at Fiscal Year End

The following table presents the outstanding equity incentive plan awards held by each Named Executive Officer as of December 31, 2023.

	Option Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price Per Share ($)(2)	Option Expiration Date
David Campbell, Ph.D.	1/16/2020	64,050	(3)	—		0.11	1/15/2030
	9/1/2020	448,350	(4)	—		0.59	8/31/2030
	3/10/2021	704,550	(5)	—		4.21	3/9/2031
	5/14/2021	727,608	(6)	—		10.59	5/13/2031
	1/3/2022	169,745		184,505		20.24	1/2/2032
	1/3/2023	—		310,000	(7)	14.02	1/2/2033
Byron Robinson, Ph.D., J.D.	3/1/2022	105,416		124,584		16.81	2/29/2032
	1/3/2023	—		100,000	(8)	14.02	1/2/2033
Charles Winter	3/10/2021	69,174	(9)	—		4.21	3/9/2031
	5/14/2021	70,455	(10)	—		10.59	5/13/2031
	1/3/2022	37,375		40,625		20.24	1/2/2032
	1/3/2023	—		100,000	(11)	14.02	1/2/2033

(1)
Option awards with grant dates prior to June 10, 2021 were granted under the 2017 Equity Incentive Plan (the “2017 Plan”). Option awards with grant dates on or after June 10, 2021 were granted under the 2021 Plan.
(2)
All of the option awards listed in the table with a grant date prior to June 10, 2021 were granted with an exercise price per share that is no less than the fair market value of our common stock on the date of grant of such award, as determined in good faith by our Board. All of the option awards granted on or after June 10, 2021 are granted with an exercise price per share that is the closing price of our common stock on the date of grant.
(3)
This option is immediately exercisable, but if exercised the underlying shares would be subject to a repurchase right in favor of the company that lapses over a vesting schedule. 1,335 of these options are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after January 16, 2020; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of January 16, 2020, subject to optionholder’s continuous service as of each such vesting date.
(4)
This option is immediately exercisable, but if exercised the underlying shares would be subject to a repurchase right in favor of the company that lapses over a vesting schedule. 56,044 of these options are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after September 1, 2020; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of September 1, 2020, subject to optionholder’s continuous service as of each such vesting date.
(5)
This option is immediately exercisable, but if exercised the underlying shares would be subject to a repurchase right in favor of the company that lapses over a vesting schedule. 220,172 of these options are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after March 10, 2021; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of March 10, 2021, subject to optionholder’s continuous service as of each such vesting date.
(6)
This option is immediately exercisable, but if exercised the underlying shares would be subject to a repurchase right in favor of the company that lapses over a vesting schedule. 257,695 of these options are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after May 14, 2021; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of May 14, 2021, subject to optionholder’s continuous service as of each such vesting date.
(7)
All of the shares underlying this option are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after January 3, 2023; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of January 3, 2023, subject to optionholder’s continuous service as of each such vesting date.
(8)
All of the shares underlying this option are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after January 3, 2023; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of January 3, 2023, subject to optionholder’s continuous service as of each such vesting date.

(9)
This option is immediately exercisable, but if exercised the underlying shares would be subject to a repurchase right in favor of the company that lapses over a vesting schedule. 36,028 of these options are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after March 10, 2021; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of March 10, 2021, subject to optionholder’s continuous service as of each such vesting date.
(10)
This option is immediately exercisable, but if exercised the underlying shares would be subject to a repurchase right in favor of the company that lapses over a vesting schedule. 24,953 of these options are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after May 14, 2021; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of May 14, 2021, subject to optionholder’s continuous service as of each such vesting date.
(11)
All of the shares underlying this option are unvested as of December 31, 2023, one-fourth (1/4th) of the shares vest one year after January 3, 2023; the balance of the shares vest in a series of 36 successive equal monthly installments measured from the first anniversary of January 3, 2023, subject to optionholder’s continuous service as of each such vesting date.

Options held by our Named Executive Officers are eligible for accelerated vesting under specified circumstances. Please see the subsection titled “—Potential Payments Upon Termination or Change of Control” below for a description of such potential acceleration.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act. As an emerging growth company we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory vote on executive compensation and to provide information relating to the ratio of total compensation of our Chief Executive Officer to the median of the annual total compensation of all of our employees, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Employment, Severance and Change in Control Agreements

Employment Agreements with Named Executive Officers

Below are descriptions of our employment agreements with our Named Executive Officers. The employment of each of our Named Executive Officers is at-will. For a description of the severance pay and other benefits to be provided in connection with a termination of employment and/or change in control, please see “Potential Payments Upon Termination or Change in control” below.

David Campbell, Ph.D. In January 2021 we entered into an employment agreement with Dr. Campbell, our President and Chief Executive Officer, that governs the current terms of his employment with us. Pursuant to this agreement, Dr. Campbell was initially entitled to an annual base salary of $424,408, which was most recently increased to $646,000 effective January 2024, and was initially eligible to receive an annual discretionary bonus with a target amount of 40% of his then current base salary, which was most recently increased to 60% effective January 2023, based upon the achievement of certain corporate and/or individual objectives and milestones that are determined in the sole discretion of the Board of Directors. Dr. Campbell’s employment agreement also provides for severance benefits upon an involuntary termination; however, the severance terms in his employment agreement were superseded by the Change in Control and Severance Benefit Plan as described below.

Byron Robinson, Ph.D., J.D. In January 2022 we entered into an employment agreement with Dr. Robinson, our Chief Strategy Officer, that governs the current terms of his employment with us. Pursuant to this agreement, Dr. Robinson was initially entitled to an annual base salary of $420,000, which was most recently increased to $485,000 effective January 2024, and is eligible to receive an annual discretionary bonus with a target amount of 40% of his then current base salary, based upon the achievement of certain corporate and/or individual objectives and milestones that are determined in the sole discretion of the Board of Directors or the Compensation Committee thereof. Mr. Robinson’s employment agreement also provides for a one-time sign-on bonus of $100,000, which was subject to a prorated right of repayment in favor of the Company in the event Dr. Robinson resigned or was terminated for cause prior to the one-year anniversary of his February 2022 start date. In addition, the employment agreement provides for an initial option grant to purchase 230,000 shares of Company common stock, and is described above under “—Equity-Based Incentive Awards.” Dr. Robinson’s employment agreement also provides that he is designated as a participant in the Change in Control and Severance Benefit Plan, as described below.

Charles Winter. In February 2021 we entered into an employment agreement with Mr. Winter, our Chief Technical Officer, that governs the current terms of his employment with us. Pursuant to this agreement, Mr. Winter was initially entitled to an annual base salary of $300,000, which was most recently increased to $457,000 effective January 2024, and was initially eligible to receive an annual discretionary bonus with a target amount of 30% of his then current base salary, which was most recently increased to 40% effective January 2023, based upon the achievement of certain corporate and/or individual objectives and milestones that are determined in the sole discretion of the Board of Directors or the Compensation Committee thereof. In addition, the employment agreement provides for an initial option grant to purchase 90,000 shares of Company common stock, and is described above under “—Equity-Based Incentive Awards.”

Potential Payments Upon Termination or Change of Control

Regardless of the manner in which a Named Executive Officer’s service terminates, each Named Executive Officer is entitled to receive amounts earned during their term of service, including unpaid salary and unused paid time off, as applicable. In addition, each is entitled to certain severance benefits under the Change in Control and Severance Benefit Plan, as described below.

Change in Control and Severance Benefit Plan

Each of our Named Executive Officers is eligible to receive benefits under the terms of our Change in Control and Severance Benefit Plan (the “Severance Plan”) which was adopted by our Board of Directors in May 2021. The Severance Plan provides for severance and/or change in control benefits to the named executive officers upon a “change in control termination” or a “regular termination” (each as described below).

Upon a regular termination, each of our named executive officers is entitled to continued payment for a period of time of their then-current base salary (12 months for Dr. Campbell and nine months for each of Dr. Robinson and Mr. Winter) and payment of continued group health plan coverage (COBRA) premiums for a period of time (12 months for Dr. Campbell and nine months for each of Dr. Robinson and Mr. Winter). Upon a change in control termination, each of our named executive officers is entitled to (a) a lump sum payment equal to a portion of his base salary (24 months for Dr. Campbell and 18 months for each of Dr. Robinson and Mr. Winter), (b) a lump sum payment equal to a percentage his target cash bonus (200% for Dr. Campbell and 150% for each of Dr. Robinson and Mr. Winter), (c) a lump sum payment equal to a prorated portion of their target cash bonus (prorated based on their date of termination), (d) accelerated vesting of all outstanding equity awards, and (e) payment of COBRA premiums for up to 18 months, and for Dr. Campbell an additional lump sum cash payment equal to the monthly amount of his COBRA premiums for six months. All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the Company.

For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination other than for cause (and not as a result of death or disability) or a resignation for good reason (each, as defined in the Severance Plan)) that does not occur during the period of time beginning three months prior to, and ending 12 months following, a “change in control” (as defined in the 2021 Plan), or the “change in control period.” A “change in control termination” is an involuntary termination that occurs during the change in control period.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2023, with respect to all of our equity compensation plans in effect on that date.

Plan Category:	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2017 Equity Incentive Plan(1)	4,018,284	$6.61	—
2021 Equity Incentive Plan(2)	3,970,908	$17.61	5,198,941
2021 Employee Stock Purchase Plan(3)	—	$—	1,142,750
Total equity compensation plans approved by security holders	7,989,192	$12.07	6,341,691
Equity compensation plans not approved by security holders(4)	—	—	—

(1)
Upon adoption of our 2021 Plan, we restricted future grants from our 2017 Plan. Shares of our common stock reserved for issuance under the 2017 Plan that are repurchased, forfeited, expired, or cancelled increase the number of shares of our common stock reserved for issuance under the 2021 Plan.
(2)
Under the terms of our 2021 Plan, the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2022 through January 1, 2031, in an amount equal to the lesser of (i) 5% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase; or (ii) a lesser number of shares determined by our Board of Directors prior to the applicable January 1st.
(3)
Under the terms of our ESPP, the number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2022 through January 1, 2031, by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase, and (ii) 932,000 shares; provided that before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (i) and (ii).
(4)
As of December 31, 2023, we did not have any equity compensation plans that were not approved by our stockholders.

DIRECTOR COMPENSATION

The following table summarizes the compensation earned by or paid to each of the non-employee directors for the fiscal year ended December 31, 2023:

DIRECTOR COMPENSATION FOR FISCAL YEAR 2023

Name	Fees Earned or Paid in Cash ($)	Options Awards ($)(1)(2)	Total ($)
Jay Lichter, Ph.D.	70,000	118,009	188,009
Ron Barrett, Ph.D.	44,679	118,009	162,688
Vickie Capps	55,000	118,009	173,009
Sheila Gujrathi, M.D.	40,000	118,009	158,009
Winston Kung	46,763	118,009	164,772
Alana McNulty	48,562	118,009	166,571
Jake Simson, Ph.D.	54,062	118,009	172,071
Peter Thompson, M.D.(3)	26,223	—	26,223

(1)
Amounts listed represent the aggregate grant date fair value amount computed as of the grant date of each option awarded in 2023 in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in Note 5 to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Our directors will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of such stock options.
(2)
The aggregate number of shares subject to outstanding stock options and stock awards held as of December 31, 2023 by the non-employee directors who are listed in the table above, which includes grants made to the non-employee directors in 2023 and prior calendar years, are as follows: 55,000 shares subject to outstanding stock options for Dr. Lichter; 55,000 shares subject to outstanding stock options for Dr. Barrett; 57,025 shares subject to outstanding stock options for Ms. Capps; 82,645 shares subject to outstanding stock options for Dr. Gujrathi; 51,875 shares subject to outstanding stock options for Mr. Kung; 55,000 shares subject to outstanding stock options for Ms. McNulty; 55,000 shares subject to outstanding stock options for Dr. Simson; and no shares subject to outstanding stock options for Dr. Thompson.
(3)
Dr. Thompson resigned from our Board of Directors effective June 14, 2023.

In June 2023, we granted options to purchase shares of our common stock to all of our then serving non-employee directors, at an exercise price of $13.22 per share, consisting of 12,500 shares to each such director. These options will vest in 36 equal monthly installments, subject to each such director’s continued service through each vesting date. These options were granted as the annual option grant provided for in our Non-Employee Director Compensation Policy, as described below.

Non-Employee Director Compensation Policy

Our Board of Directors adopted a non-employee director compensation policy in June 2021 that became effective June 10, 2021 and is applicable to all of our non-employee directors. Following review of a comprehensive assessment of our non-employee director compensation program prepared by FW Cook, the compensation policy was amended and restated in December 2023, with changes effective January 1, 2024. This compensation policy provides that each such non-employee director will receive the following compensation for service on our Board of Directors for 2023:

•
an annual cash retainer of $40,000;
•
an additional annual cash retainer of $30,000 ($35,000 in 2024) for service as Chair of the Board of Directors;

•
an additional annual cash retainer of $7,500, $5,000 ($6,000 beginning in 2024) and $4,000 ($4,250 beginning in 2024) for service as a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively (not applicable to committee chairs);
•
an additional annual cash retainer of $15,000, $10,000 ($12,000 beginning in 2024) and $8,000 ($8,500 beginning in 2024) for service as chair of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee, respectively;
•
an initial option grant to purchase 30,000 (35,000 beginning in 2024) shares of our common stock on the date of each such non-employee director’s appointment to our Board of Directors, with the shares vesting in 36 equal monthly installments, subject to continued service as a director through the vesting date; and
•
an annual option grant to purchase 12,500 (17,500 beginning in 2024) shares of our common stock on the date of each of our annual stockholder meetings, with the shares vesting on the earlier of the first anniversary of the date of grant or the next annual stockholders meeting, subject to continued service as a director though the applicable vesting date. In addition to the initial option grant described above, in the event a director is appointed prior to an annual stockholder meeting, such director will receive a prorated annual option grant.

Each of the options granted under our non-employee director compensation policy will be granted under our 2021 Plan. Each option awarded to directors under the non-employee director compensation policy will be subject to accelerated vesting upon a “change in control” (as defined in the 2021 Plan). The term of each option will be ten years, subject to earlier termination as provided in the 2021 Plan.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket expenses incurred in attending Board of Directors and committee meetings. Director’s fees are prorated to the date the director is appointed or elected.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation and our Bylaws limit our directors’ liability, and may indemnify our directors and officers to the fullest extent permitted under Delaware General Corporation Law ("DGCL"). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•
transaction from which the director derives an improper personal benefit;
•
act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•
unlawful payment of dividends or redemption of shares; or
•
breach of a director’s duty of loyalty to the corporation or its stockholders.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession.

The DGCL and our Bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with some of our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.

CERTAIN RELATED-PERSON TRANSACTIONS

The following includes a summary of transactions since January 1, 2022 and any currently proposed transactions, to which we were a participant, in which (i) the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and (ii) any of our directors, executive officers or holders of more than 5% of our capital stock, or any affiliate or member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section above titled “Executive Compensation.”

Support Services Agreement with Avalon Bioventures, Inc. (previously COI Pharmaceuticals, Inc.)

In January 2021, we entered into a Support Services Agreement with Avalon Bioventures, Inc. (the “ABI Agreement”) which restated an earlier agreement entered into in August 2017. Jay Lichter, Ph.D., a member of our Board of Directors, and Tighe Reardon, our Acting Chief Financial Officer, are each executive officers and directors of Avalon Bioventures, Inc. (“ABI”), a shared service company that provides certain back-office and administrative and research and development support services, including facilities support, to the portfolio companies of Avalon Ventures, one of our principal stockholders. Mr. Reardon does not provide services through the Support Services Agreement. As part of his responsibilities as Chief Financial Officer of Avalon Ventures he provides Chief Financial Officer services to a number of Avalon Ventures portfolio companies including us. Under the ABI Agreement and the predecessor agreement with ABI, we have incurred an aggregate of $0.7 million of costs for the period from January 1, 2022 to December 31, 2023.

Financings

In July 2023, we completed an underwritten offering of 4,153,717 shares of our common stock at a purchase price of $12.46 per share and, in lieu of offering shares of our common stock to certain investors that so chose, pre-funded warrants to purchase 583,483 shares of our common stock. The purchase price of each pre-funded warrant was $12.459, which is equal to the price per share at which shares of common stock were sold in the offering, minus $0.001, the exercise price of each pre-funded warrant. The gross proceeds from the offering were approximately $59.0 million. RA Capital Healthcare Fund, L.P., then and now, with its affiliates, a beneficial owner of more than 5% of our common stock, purchased pre-funded warrants to purchase 503,226 shares of our common stock for an aggregate purchase price of approximately $6.3 million.

In March 2024, we completed an underwritten public offering of 5,397,301 shares of our common stock at a purchase price of $46.50 per share and, in lieu of offering shares of our common stock to certain investors that so chose, pre-funded warrants to purchase 1,935,483 shares of our common stock. The purchase price of each pre-funded warrant was $46.499, which is equal to the price per share at which shares of common stock were sold in the offering, minus $0.001, the exercise price of each pre-funded warrant. The gross proceeds from the offering were approximately $341.0 million. RA Capital Healthcare Fund, L.P., then and now, with its affiliates, a beneficial owner of more than 5% of our common stock, purchased pre-funded warrants to purchase 1,397,847 shares of our common stock for an aggregate purchase price of approximately $65.0 million.

Investors’ Rights, Management Rights, Voting and Co-Sale Agreements

In connection with our preferred stock financings, we entered into investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, rights of first offer, voting rights and rights of first refusal, among other things, with certain holders of our capital stock. The holders of more than 5% of our capital stock listed above are parties to these agreements. Our executive officers and directors who are parties to these agreements or who are related to parties to these agreements are Tighe Reardon, Jay Lichter, Ph.D. and Jake Simson, Ph.D.

These stockholder agreements terminated upon the completion of our initial public offering, except for the registration rights granted under our investors’ rights agreement, which will terminate upon the earliest of (i) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect; (ii) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act; and (iii) five years after the completion of our initial public offering.

Consulting Arrangement

In November 2022, Shahram Salek-Ardakani, Ph.D. resigned from his position as our Chief Scientific Officer. In connection with Dr. Salek-Ardakani’s resignation, we entered into a transition and consulting agreement with Dr. Salek-Ardakani (the "Transition Agreement"). Pursuant to the Transition Agreement, Dr. Salek-Ardakani will (i) receive a monthly fee of $33,333.33 for providing consulting and advisory services to us for a period of 12 months, (ii) receive payment of COBRA premiums for a period of nine months (subject to early termination), and (iii) not be required to repay any portion of the signing bonus Dr. Salek-Ardakani received pursuant to his employment agreement with us, dated May 4, 2021.

Indemnification Agreements

We have entered into indemnification agreements with certain of our current directors and executive officers upon the completion of our initial public offering. Our amended and restated certificate of incorporation and our Bylaws provides that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Policies and Procedures for Related Party Transactions

We adopted a written related-person transactions policy upon the completion of our initial public offering that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related-person transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not considered related-person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than five percent of our common stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, all of the parties thereto, the direct and indirect interests of the related persons, the purpose of the transaction, the material facts, the benefits of the transaction to us and whether any alternative transactions are available, an assessment of whether the terms are comparable to the terms available from unrelated third parties and management’s recommendation. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee or another independent body of our Board of Directors takes into account the relevant available facts and circumstances including, but not limited to:

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the risks, costs and benefits to us;
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the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
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the terms of the transaction;
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the availability of other sources for comparable services or products; and
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the terms available to or from, as the case may be, unrelated third parties.

In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Janux stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ James Pennington
James Pennington
General Counsel and Corporate Secretary

April 29, 2024

A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2023 is available without charge upon written request to: Janux Therapeutics, Inc., Attn: Corporate Secretary, 10955 Vista Sorrento Parkway, Suite 200, San Diego, California 92130.

Janux P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/JANXCast your vote online Have your Proxy Card ready Follow the simple instructions to record your vote PHONE Call 1-866-428-0096 Use any touch-tone telephone Have your Proxy Card ready Follow the simple recorded instructions MAIL Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid envelope provided Janux Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 29, 2024 DATE: Wednesday, June 26, 2024 TIME: 1:30 PM, Pacific Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/JANX for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Tighe Reardon and James Pennington (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Janux Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Janux Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: X THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE BOARD OF DIRECTORS RECOMMENDS 1. To elect the three nominees for Class III director named in the proxy statement to serve for three-year terms until the 2027 Annual Meeting of Stockholders. FOR WITHHOLD 1.01 Vickie Capps FOR 1.02 Jay Lichter FOR 1.03 Jake Simson FOR 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. FOR AGAINST ABSTAIN FOR 3. To conduct any other business properly brought before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/JANXAuthorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date